Exhibit 10.1

DIRECT DIGITAL HOLDINGS, INC.

EMPLOYEE RESTRICTED STOCK UNIT
AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of [_________], 2022 (the “Date of Grant”), is made by and between Direct Digital Holdings, Inc. (the “Company”), and [_______] (the “Participant”).

1.        Grant of Restricted Stock Units.

(a)       Grant. The Company hereby grants to the Participant a total of [______] Restricted Stock Units, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each Restricted Stock Unit represents the right to receive one share of Stock. The Restricted Stock Units shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)       Incorporation by Reference, Etc. The provisions of the Direct Digital Holdings, Inc., 2022 Omnibus Incentive Plan (the “Plan”) are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. Without limiting the foregoing, the Participant acknowledges that the Restricted Stock Units and any shares of Stock acquired upon settlement of the Restricted Stock Units are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of Restricted Stock Units and any shares of Stock acquired upon settlement of the Restricted Stock Units.

2.        Vesting; Settlement.

(a)       Vesting. The Restricted Stock Units shall become vested pursuant to the vesting schedule set forth below in this Section 2(a); provided that the Participant remains continuously employed in active service by the Company or one of its Affiliates from the Date of Grant through the applicable vesting date. Unless required by Code Section 409A, a transfer from employment to service, or vice versa, within or between the Company or an Affiliate, shall not be deemed a termination of employment or services with the Company or an Affiliate.

Years Following Date of Grant[1]	Percent of Restricted Stock Unit Vested

(b)       Settlement. Except as otherwise provided herein, each vested Restricted Stock Unit shall be settled within 60 days following the applicable vesting date. The Restricted Stock Units may be settled in shares of Stock, in cash in an amount equal to the number of vested Restricted Stock Units multiplied by the Fair Market Value of a share of Stock as of the applicable vesting date, or in a combination of cash and shares of Stock, as determined by the Committee.

3.           Dividend Equivalents. Each Restricted Stock Unit shall be credited with Dividend Equivalents, which shall be withheld by the Company for the Participant’s account. Dividend Equivalents credited to the Participant’s account and attributable to a Restricted Stock Unit shall be distributed (without interest) to the Participant at the same time as the underlying share of Stock is delivered (or equivalent cash payment made) upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents. Any adjustments for Dividend Equivalents shall be in the sole discretion of the Committee and may be payable (x) in cash, (y) in shares of Stock with a Fair Market Value as of the applicable vesting date equal to the Dividend Equivalents, or (z) in an adjustment to the underlying number of shares of Stock subject to the Restricted Stock Units.

1 Applicable vesting provisions to be inserted.

4.      Tax Withholding. Vesting and settlement of the Restricted Stock Units shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. Unless otherwise provided by the Company, (a) tax withholding shall be accomplished by withholding shares of Stock subject to the Restricted Stock Units or cash otherwise payable in settlement of the Restricted Stock Units with a value up to the amount of any required withholding taxes and (b) tax withholding shall in no event exceed the applicable maximum statutory rate. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the Restricted Stock Units or otherwise the amount of any required withholding taxes in respect of the Restricted Stock Units, their settlement, or any payment or transfer of the Restricted Stock Units and to take any such other action as the Committee or the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.

5.      Termination of Employment.

(a)    Termination of Employment for Cause. If, prior to the settlement date, the Participant’s employment with the Company and its Affiliates is terminated by the Company or one of its Affiliates for Cause, the unvested portion of the Restricted Stock Units shall be cancelled immediately and the Participant shall immediately forfeit any rights to the underlying shares of Stock.

(b)    Termination of Employment Due to Death or Disability. If the Participant’s employment or service with the Company terminates because of the Participant’s death or Disability, 100 percent of the Restricted Stock Units shall become immediately vested as of the date of the Participant’s death or Disability, as applicable. For the avoidance of doubt, this Section 5(b) shall not apply to any death or Disability of the Participant occurring after the date of termination of the Participant’s employment for any reason.

(c)    Other Termination of Employment. Except as provided in Section 6 below, if, prior to the full vesting of the Restricted Stock Units, the Participant’s employment with the Company and its Affiliates terminates for any reason other than for Cause or as a result of the Participant’s death or Disability (including termination for Good Reason, if applicable, or any termination of employment by the Company without Cause), then all unvested Restricted Stock Units shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto. When a Participant’s employment with the Company is terminated for any reason other than due to death or Disability, the Participant is responsible for moving all of Participant’s Restricted Stock Units, that are vested as of the termination date, to Participant’s own personal brokerage account; this step must be completed within 90 days following the employment termination date.

6.      Change of Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, treatment of the Restricted Stock units shall be governed by Section 15 of the Plan.

7.      Rights as a Shareholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares of Stock underlying the Restricted Stock Units unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Stock underlying the vested Restricted Stock Units and (ii) the Participant’s name shall have been entered as a shareholder of record with respect to such shares of Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

8.      Compliance with Legal Requirements. The granting and settlement of the Restricted Stock Units, and any other obligations of the Company under this Agreement, shall be subject to all applicable Federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Restricted Stock Units as it deems reasonably necessary or advisable under applicable Federal securities laws, the rules and regulations of any stock exchange or market upon which shares of Stock are then listed or traded, and/or any blue sky or state securities laws applicable to such shares of Stock. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Federal and state securities law in exercising his or her rights under this Agreement.

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9.        Clawback. The Restricted Stock Units and/or the shares of Stock acquired upon settlement of the Restricted Stock Units shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required or permitted by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); provided that such requirement is in effect at the relevant time, and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the shares of Stock may be listed or quoted, or if so required pursuant to a written policy adopted by the Company.

10.      Miscellaneous.

(a)        Transferability. The Restricted Stock Units shall be subject to the transfer restrictions contained in Section 13(l) of the Plan.

(b)        Amendment. The Committee at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially adversely affected without the Participant’s written consent.

(c)        Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)        Section 409A. The Restricted Stock Units are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole reasonable discretion and with the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(d) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Restricted Stock Units or the shares of Stock underlying the Restricted Stock Units will not be subject to interest and penalties under Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the Participant is a “specified employee” (within the meaning of the Committee’s established methodology for determining “specified employees” for purposes of Section 409A of the Code), payment or distribution of any amounts with respect to the Restricted Stock Units that are subject to Section 409A of the Code and that are required to be delayed due to the Participant’s status as a “specified employee” will be made as soon as practicable following the first business day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) from the Company and its Affiliates, or, if earlier, the date of the Participant’s death.

(e)        General Assets. All amounts credited in respect of the Restricted Stock Units to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(f)         Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

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(i)	if to the Company, to:

Direct Digital Holdings, Inc.
1233 W. Loop S, Ste 1170
Houston, TX 77027
Attention: Stock Plan Administrator

(ii)	if to the Participant, to the Participant’s home address on file with the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery or delivery by telecopy, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

(g)     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)     No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(i)      Fractional Shares. In lieu of issuing a fraction of a share of Stock the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(j)      Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of a Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, a Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 10(j).

(k)     Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(l)      Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

(m)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n)     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(o)     Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

DIRECT DIGITAL HOLDINGS, INC.

By:
Its:

[Participant Name]

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